EX-28.e.10

SECOND AMENDMENT TO

BRIDGEWAY FUNDS, INC.

AMENDED AND RESTATED DISTRIBUTION AGREEMENT

This second amendment (the “Amendment”) to the Amended and Restated Distribution Agreement (the “Agreement”) dated as of November 12, 2010, as novated on May 31, 2017, by and between Bridgeway Funds, Inc. (the “Client”), and Foreside Fund Services, LLC (“Distributor”) is entered into as of May 31, 2019 (the “Effective Date”).

WHEREAS, Distributor and the Client (the “Parties”) desire to amend Schedule 1 of the Agreement to reflect the name change of one Fund from “Blue Chip 35 Index Fund” to “Blue Chip Fund,”; and

WHEREAS, the Parties may amend Schedule 1 in accordance with Section 8.1 of the Agreement;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1.	Schedule 1 to the Amendment is hereby deleted in its entirety and replaced with Schedule 1 as attached hereto.

2.	Except as expressly amended hereby, all of the provisions of the Agreement shall remain in full force and effect to the same extent as if fully set forth herein.

3.	This Amendment shall be governed by, and the provisions of the Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective date.

BRIDGEWAY FUNDS, INC.

By:	/s/ Tammira Philippe

Name:	Tammira Philippe
Title:	President

FORESIDE FUND SERVICES, LLC

By:	/s/ Mark Fairbanks

Name:	Mark Fairbanks
Title:	Vice President

SCHEDULE 1

Funds and Classes of the Client

As of May 31, 2019

Funds	Class(es)
Bridgeway Ultra-Small Company Fund	Class N
Bridgeway Ultra-Small Company Market Fund	Class N
Bridgeway Aggressive Investors 1 Fund	Class N
Bridgeway Small-Cap Growth Fund	Class N
Bridgeway Small-Cap Value Fund	Class N
Bridgeway Blue Chip Fund	Class N
Bridgeway Managed Volatility Fund	Class N
Bridgeway Omni Tax-Managed Small-Cap Value Fund	Class N
Bridgeway Omni Small-Cap Value Fund	Class N

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